EXHIBIT 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of December 19, 2019, is by and among FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto (collectively, the “Loan Guarantors”), the lenders identified on the signature pages hereto as the Existing Lenders (the “Existing Lenders”), the lender identified on the signature page hereto as the New Lender (the “New Lender”, and together with the Existing Lenders, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Loan Guarantors party thereto, the Existing Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 25, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1     Amendment to Preamble. In the first sentence of the Preamble “FIRST CASH FINANCIAL SERVICES, INC.” is hereby replaced with “FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.)”.

1.2     New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “CB Floating Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBO Rate:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBO Rate permanently or indefinitely ceases to provide LIBO Rate; and
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBO Rate:
(a)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBO Rate, which states that the administrator of LIBO Rate has ceased or will cease to provide LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate announcing that LIBO Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Rate and solely to the extent that LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBO Rate for all purposes hereunder in accordance with Section 3.6(b) and (b) ending at the time that a Benchmark Replacement has replaced LIBO Rate for all purposes hereunder pursuant to Section 3.6(b).
“Covered Party” has the meaning assigned to such term in Section 9.15.

“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.6(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, and
(b)(i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.
“QFC Credit Support” has the meaning assigned to such term in Section 9.15.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“Supported QFC” has the meaning assigned to such term in Section 9.15.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent) as long as the Interest Period and that is based on SOFR and that has been selected or recommended by the relevant Governmental Authority.

“Third Amendment Effective Date” means December 19, 2019.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Remines” has the meaning assigned to such term in Section 9.15.

1.3    Delete Definition of 2018 Cash America Notes. The definition of 2018 Cash America Notes set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

1.4    Amendment to Definition of Adjusted One Month LIBOR Rate. The definition of Adjusted One Month LIBOR Rate set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Adjusted One Month LIBOR Rate” means an interest rate per annum equal to the sum of (i) one percent (1%) per annum plus (ii) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate published by the ICE Benchmark Administration Limited, a United Kingdom company (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).

1.5    Amendment to Definition of Aggregate Commitment. The definition of Aggregate Commitment set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Aggregate Commitment” means the aggregate of the Commitments of all Lenders, as increased and/or reduced from time to time pursuant to the terms hereof, which as of the Third Amendment Effective Date shall be equal to Five Hundred Million and no/100 Dollars ($500,000,000.00).

1.6    Amendment to Definition of Borrower. The definition of Borrower set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower” means FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation.

1.7    Delete Definition of Cash America Note Redemption Amount. The definition of Cash America Note Redemption Amount set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

1.8    Amendment to Definition of Consolidated EBITDA. Clause (b)(xv) of the definition of Consolidated EBITDA set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(xv) non-recurring restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs, cost-savings initiatives, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, costs and expenses relating to out-placement services, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees;

1.9     Amendment to Definition of Domestic Leverage Ratio. The definition of Domestic Leverage Ratio set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Domestic Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (including Subordinated Indebtedness) as of such date to (b) Consolidated EBITDA (for the four fiscal quarter period ending on or immediately prior to such date); provided, however, all Consolidated Funded Indebtedness and Consolidated EBITDA attributable to Foreign Subsidiaries shall be excluded for purposes of calculating the Domestic Leverage Ratio; provided, further that (i) Consolidated EBITDA shall include the amount of any royalty income, management fee income, and interest income recognized by a Domestic Subsidiary and/or the Borrower resulting from intercompany billings and/or intercompany notes receivable between a Domestic Subsidiary and/or the Borrower and any Foreign Subsidiary, as well as dividends or other distributions actually paid to a Domestic Subsidiary and/or the Borrower by any Foreign Subsidiary and (ii) Consolidated Funded Indebtedness shall include Consolidated Funded Indebtedness attributable to Foreign Subsidiaries to the extent such Indebtedness is guaranteed by a Domestic Subsidiary and/or the Borrower (“Guaranteed Foreign Indebtedness”); provided that such Guaranteed Foreign Indebtedness shall only be included in Consolidated Funded Indebtedness to the extent (and by the amount) such Guaranteed Foreign Indebtedness exceeds $50,000,000.

1.10    [Reserved]

1.11    Amendment to Definition of Fee Letter. The definition of Fee Letter set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fee Letter” means that certain Fee Letter (as amended by that certain Engagement Letter dated as of November 15, 2019, by and between Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, and FirstCash, Inc.), dated as of June 13, 2016, by and between Wells Fargo Securities, LLC and First Cash Financial Services, Inc.

1.12    Amendment to Definition of LIBO Rate. The definition of LIBO Rate set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“LIBO Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.6(b), with respect to any Eurodollar Advance for any Interest Period, the rate per annum published by the ICE Benchmark Administration Limited, a United Kingdom company (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits of an amount comparable for the Loans then requested and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CB Floating Rate Advance, such rate shall be determined as modified by the definition of Adjusted One Month LIBOR Rate. Notwithstanding the foregoing, for purposes of this Agreement, (x) in no event shall LIBO Rate (including any Benchmark Replacement with respect thereto) be less than 0%

and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.6(b), in the event that a Benchmark Replacement with respect to LIBO Rate is implemented then all references herein to LIBO Rate shall be deemed references to such Benchmark Replacement.

1.13    Amendment to Definition of Maturity Date. The definition of Maturity Date set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earlier to occur of (a) the fifth (5th) anniversary of the Third Amendment Effective Date and (b) the date that is 90 days prior to the maturity date of the First Cash Senior Notes (the “Springing Maturity Date”); provided, that the Springing Maturity Date shall not apply (and only the Maturity Date referenced in clause (a) above shall apply) if, as of the date upon which the Springing Maturity Date would otherwise occur, the First Cash Senior Notes have been refinanced or otherwise extended to a maturity date that is later than the Maturity Date referenced in clause (a) above or have been repurchased or redeemed and discharged (or arrangements satisfactory to the Agent have been made to refinance, repurchase or redeem and discharge such First Cash Senior Notes).

1.14    Amendment to Definition of Required Lenders. The definition of Required Lenders set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Aggregate Commitment at such time; provided, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

1.15    Delete Definition of Test Period. The definition of Test Period set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

1.16    New Section 1.7. Section 1.7 is hereby added to the Credit Agreement and shall read as follows:

1.7    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.17    New Section 1.8. Section 1.8 is hereby added to the Credit Agreement and shall read as follows:

1.8    Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
1.18    Amendment to Section 3.6. Section 3.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.6    Changed Circumstances.
(a) Circumstances Affecting LIBO Rate Availability. Subject to clause (b) below, in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate on a Eurodollar Advance as provided in this Agreement, (ii) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBO Rate for such Interest Period with respect to a proposed LIBO Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Agent shall promptly give notice thereof to the Borrower, whereupon (i) the obligation of the Lenders to make Eurodollar Advances shall be suspended until the Agent notifies the Borrower that the circumstances giving rise to the suspension no longer exist, and (ii) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Rate Advance, together with accrued interest, on the last day of the then current Interest Period applicable to the Eurodollar Advance, provided, however, that, subject to the terms and conditions of this Agreement and the other Loan Documents, the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with an Advance bearing interest at the CB Floating Rate plus the Applicable Margin for CB Floating Rate Advances in the same amount. If the Agent determines on any day that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted One Month Eurodollar Rate are not being provided for purposes of determining the interest rate on any CB Floating Rate Advance on any day, then each CB Floating Rate Advance shall bear interest at the Prime Rate plus the Applicable Margin for CB Floating Rate Advances until the Agent determines that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted One Month Eurodollar Rate are being provided.
(b) Effect of Benchmark Transition Event.
(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.6(b) will occur prior to the applicable Benchmark Transition Start Date.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 3.6(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6(b).
(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Rate Loan of, conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to CB Floating Rate Advance. During any Benchmark Unavailability Period, the component of the CB Floating Rate based upon LIBO Rate will not be used in any determination of the CB Floating Rate.
1.19    Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby amended by adding the following language to the end of such Section:

The Borrower shall not, directly or indirectly (including through its parent company(ies), Subsidiaries, or Affiliates), transfer any proceeds of any Advance to, nor use them for the benefit of, BBVA USA’s Reg. W affiliate, BBVA Mexico, which shall include using the proceeds of any Advance to make any payment on (or with respect to) any loan or other debt from BBVA Mexico or depositing any of the proceeds into a deposit account held at BBVA Mexico.

1.20    Amendment to Section 6.11(r). Section 6.11(r) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(r) the First Cash Senior Notes (and Permitted Refinancings thereof),

1.21    [Reserved].

1.22    Amendment to Section 6.11(w). Section 6.11(w) of the Credit Agreement is hereby amended by deleting the amount “$50,000,000” set forth therein and substituting in lieu thereof the amount “100,000,000”.

1.23    Amendment to Section 6.16. Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.16    Negative Pledges. Except with respect to any Additional Unsecured Senior Debt, Subordinated Indebtedness, the First Cash Senior Notes and any Indebtedness permitted under Section 6.11(w) (and any Permitted Refinancings thereof), neither the Borrower nor any other Loan Party will enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired, except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a disposition permitted under Section 6.13, (b) restrictions that (i) are included in a contractual obligation entered into in connection with a disposition permitted pursuant to Section 6.13 (or in connection with the payment in full of the Obligations) and (ii) relate only to assets subject to such asset sale, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses and other contracts entered into in the ordinary course of business, (d) provisions in customary joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder, (e) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (f) restrictions or conditions related to secured Indebtedness otherwise permitted to be incurred under Section 6.11(i) that limit the right of the obligor to dispose of the assets securing such Indebtedness or if such restrictions or conditions apply only to the Person obligated under such Indebtedness or the property or assets intended to secure such Indebtedness and (g) any encumbrances or restrictions of the types referred to in clauses (a) through (f) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts referred to therein; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance or other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
1.24    Amendment to Section 6.19(b). Section 6.19(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)     Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (i) 2.75 to 1.00 for the period beginning on the Third Amendment Effective Date and ending December 31, 2021, and (ii) 3.00 to 1.00 thereafter.

1.25    Amendment to Section 6.19(c). Section 6.19(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    Domestic Leverage Ratio. The Borrower will not permit the Domestic Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (i) 4.50 to 1.00 for the period beginning on the Third Amendment Effective Date and ending December 31, 2020, (ii) 4.25 to 1.00 for the period beginning January 1, 2021 and ending December 31, 2021, and (iii) 4.00 to 1.00 thereafter.
1.26    Delete Section 6.19(d). Section 6.19(d) of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety.

1.27    Amendment to Section 6.21. Section 6.21 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and by adding the following language to the end of such Section:

; provided, further, that if the Domestic Leverage Ratio, determined as of the end of any fiscal quarter, is greater than 4.00 to 1.00, then Restricted Payments payable pursuant to clause (e) above for the following fiscal quarter shall be limited to 75% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended).

1.28    [Intentionally Omitted]

1.29    Amendment to Section 8.2. The last paragraph of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding any of the foregoing to the contrary, (x) the Agent and the Borrower may, without the consent of any Lender, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (in the reasonable good faith determination of the Agent) and (y) the Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.6(b) in accordance with the terms of Section 3.6(b).

1.30    New Section 9.15. Section 9.15 is hereby added to the Credit Agreement and shall read as follows:

9.15    Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a

Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.15, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
1.31    Amendment to Schedule 3. Schedule 3 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A attached hereto.

ARTICLE II
NEW LENDER JOINDER AND EXISTING COMMITMENTS

2.1    Joinder. Upon execution of this Third Amendment, the New Lender shall be a party to the Credit Agreement (as amended by this Third Amendment) and have all of the rights and obligations of a Lender thereunder and under the other Loan Documents. The New Lender (a) represents and warrants that it is legally authorized to enter into this Third Amendment and this Third Amendment is the legal, valid and binding obligation of the New Lender, enforceable against it in accordance with its terms; (b) confirms that it has received a copy of the Credit Agreement, the First Amendment, this Third Amendment and all of the Annexes, Exhibits and Schedules thereto, together with copies of the financial statements delivered pursuant to Section 6.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Third Amendment; (c) agrees that it will, independently and without reliance upon the Existing Lenders, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement (as amended by this Third Amendment), the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (d) agrees that it will be bound by the provisions of the Credit Agreement (as amended by this Third Amendment) and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement (as amended by this Third Amendment) are required to be performed by it as a Lender. The Commitment of the New Lender after giving effect to this Third Amendment shall be as set forth on Annex A to the Credit Agreement as amended hereby.

2.2    Loan Party Agreement. Each of the Loan Parties agrees that, as of the Third Amendment Effective Date, the New Lender shall (a) be a party to the Credit Agreement and the other Loan Documents (as applicable), (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

2.3    Notices. The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 13.1 of the Credit Agreement are as set forth in the Administrative Questionnaire delivered by the New Lender to the Agent on or before the Third Amendment Effective Date or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Agent. The applicable address, facsimile number and electronic mail address of the Borrower and the Loan Guarantors for purposes of Section 13.1 of the Credit Agreement are as set forth on the signature pages to this Third Amendment.

2.4    Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Aggregate Commitment (as in effect prior to the date hereof) shall be increased by an aggregate principal amount equal to $75,000,000. Each of the parties hereto agrees that, after giving effect to this Third Amendment, the revised Commitment of each Lender (as of the Third Amendment Effective Date) shall be as set forth on Annex A attached hereto. In connection with this Third Amendment, the outstanding Loans and participation interests in existing Letters of Credit shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders of the Loans as necessary such that, after giving effect to increases to this Third Amendment, each Lender will hold Loans based on its Commitment (after giving effect to such increases). The Borrower shall be responsible for any costs arising under Section 3.4 of the Credit Agreement resulting from such reallocation and repayments. The increase in the Aggregate Commitment pursuant to this Third Amendment shall not be considered a Revolving Facility Increase pursuant to Section 2.24.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1    Closing Conditions. This Third Amendment shall become effective as of the day and year set forth above (the “Third Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)    Executed Amendment. The Agent shall have received a copy of this Third Amendment duly executed by each of the Loan Parties, the New Lender, the Required Lenders and the Agent.

(b)    Default. After giving effect to this Third Amendment, no Default or Unmatured Default shall exist.

(c)    Fees and Expenses. The Agent shall have received from the Borrower (i) the fees agreed to between the Lenders and the Borrower related to this Third Amendment and (ii) such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Third Amendment.

(d)    Loan Party Documents. The Loan Parties shall have furnished to the Agent:

(i)
Either (x) a certificate of an officer of each Loan Party certifying that the articles or certificate of incorporation of each Loan Party have not been amended, restated or otherwise modified since the Closing Date or (y) copies of the articles or certificate of incorporation of each Loan Party, together with all amendments, each certified by the appropriate governmental officer in such Loan Party’s jurisdiction of incorporation to the extent such documents have been amended since the Closing Date.

(ii)
For each Loan Party its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of this Third Amendment and any other Loan Documents to which such Loan Party is a party and either (x) a certificate of an officer of each Loan Party certifying that its by-laws have not been amended, restated or otherwise modified since the Closing Date or (y) copies of its by-laws to the extent such document has been amended since the Closing Date.

(iii)
Certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iv)
If requested by the Agent, an opinion or opinions (including, if requested by the Agent, local counsel opinions) of counsel for the Loan Parties dated the date hereof and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each such Loan Party and opinions as to the non-contravention of such Loan Party’s organizational documents).

ARTICLE IV
MISCELLANEOUS

4.1    Amended Terms. On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Third Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Third Amendment.

(b)    This Third Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Third Amendment.

(d)    At the time of and immediately after giving effect to this Third Amendment, the representations and warranties contained in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case described in clauses (i) and (ii) above, on and as of the date of this Third Amendment as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(e)    After giving effect to this Third Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default.

(f)    The Obligations and Guaranteed Obligations are not reduced or modified by this Third Amendment and are not subject to any offsets, defenses or counterclaims.

4.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations and Guaranteed Obligations.

4.4    Loan Document. This Third Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Third Amendment, including without limitation the reasonable and documented fees and expenses of the Agent’s legal counsel.

4.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Third Amendment.

4.7    Entirety. This Third Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8    Counterparts; Telecopy. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Third Amendment by telecopy or other electronic means shall be effective as an original.

4.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10    CHOICE OF LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

4.11    Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.12    Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 15.2 and 15.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

4.13    Release of Certain Guarantors. On the Third Amendment Effective Date, the Guarantors listed on Annex B hereto shall be released from their obligations under the applicable Loan Guaranty. The Borrower hereby represents and warrants that, immediately after giving effect to such release, the Borrower will be in compliance with Section 6.20 of the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Third Amendment to be duly executed on the date first above written.

BORROWER:	FIRSTCASH, INC., a Delaware corporation

By:
Name:    Rick L. Wessel
Title:    Chief Executive Officer

Address for Notices for Borrower:

1600 W. 7th Street
Fort Worth, TX 76102
Attention: Rick L. Wessel
Phone:    (817) 460-3947
Fax:    (817) 461-7019

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS:	FAMOUS PAWN, INC.,
a Maryland corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS CO, INC.,
a Colorado corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS CORP.,
a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	PAWN TX, INC.,
a Texas corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

LTS, INCORPORATED,
a Colorado corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	MISTER MONEY -- RM, INC.,
a Colorado corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS SC, INC., a South Carolina corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS NC, INC., a North Carolina corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FRONTIER MERGER SUB, LLC (S/B/M CASH AMERICA INTERNATIONAL, INC.), a Texas limited liability company

By: FIRSTCASH, INC. (F/K/A FIRST CASH FINANCIAL SERVICES, INC.), its sole member

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA CENTRAL, INC., a Tennessee corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA EAST, INC., a Florida corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA HOLDING, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA PAWN L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA WEST, INC., a Nevada corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF ILLINOIS, an Illinois corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF LOUISIANA, a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF NORTH CAROLINA, a North Carolina corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	CASH AMERICA, INC. OF OKLAHOMA, an Oklahoma corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA INTERNET SALES, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA OF MISSOURI, INC., a Missouri corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASHLAND FINANCIAL SERVICES, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CSH HOLDINGS LLC, a Delaware limited liability company

By: FRONTIER MERGER SUB, LLC (S/B/M CASH AMERICA INTERNATIONAL, INC.), its sole member

By: FIRSTCASH, INC. (F/K/A FIRST CASH FINANCIAL SERVICES, INC.), its sole member

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GEORGIA CASH AMERICA, INC., a Georgia corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FIRST CASH, INC., a Nevada corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS OK, INC., an Oklahoma corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS MO, INC., a Missouri corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS IN, INC., an Indiana corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LOAN GUARANTORS (CONT’D):	FCFS KY, INC., a Kentucky corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

LWC, LLC, a Kentucky corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

Address for Notices for all Loan Guarantors:

1600 W. 7th Street
Fort Worth, TX 76102
Attention: Rick L. Wessel
Phone:    (817) 460-3947
Fax:    (817) 461-7019

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent and a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDERS:	BOKF, N.A. d/b/a Bank of Texas,
as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDERS:	TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDERS:	Zions Bancorporation, N.A. dba Amegy Bank,
as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDER:	PROSPERITY BANK, a Texas banking association, successor by merger to LEGACYTEXAS BANK, as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDER:	FIRST HORRIZON BANK (f/k/a FIRST TENNESSEE BANK NATIONAL ASSOCIATION),
as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDER:	INDEPENDENT BANK, as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LENDER:	SOUTHSIDE BANK,
as a Lender

By:
Name:
Title:

FIRSTCASH, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

NEW LENDER:	BBVA USA,
as a Lender

By:
Name:
Title: